EXHIBIT 10.9
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                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
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                                    ARTICLE I
                                     PURPOSE

     1.01 Purpose. The Clark, Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees of Clark, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, par value $0.01 (the "Common Stock") of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II
                                   DEFINITIONS

     2.01 Base Pay. The term "base pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses, severance pay and other special payments, commissions and other marketing incentive payments.

     2.02 Committee. The term "Committee" shall mean the individuals described in Article XI.

     2.03 Employee. The term "employee" means any person who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary Corporation and is regularly scheduled to work more than 20 hours per week.

     2.04 Subsidiary. The term "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Company as that term is defined in Section 424 of the Code and (ii) is designated as a participating company in the Plan by the Committee.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     3.01 Initial Eligibility. Any employee who shall have completed thirty (30) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such thirty-day period has concluded.

     3.02 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 30 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the

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30th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 30th day.

     Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

     3.03 Restrictions in Participation. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

          (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.04 Commencement of Participation. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                                   ARTICLE IV
                                    OFFERINGS

     4.01 Semi-Annual and Quarterly Offerings. The Plan will be implemented by

          (a) four semi-annual offerings of the Company's Common Stock (the "Semi-Annual Offerings") beginning on the first day of January and the first day of July in each of the years 2003 and 2004, terminating on June 30 and December 31 of each such year, respectively; and

          (b) eight quarterly offerings of the Company's Common Stock (the "Quarterly Offerings") beginning on the first day of January, the first day of April, the first day of July and the first day of October for each of the years 2005 and 2006, and terminating on March 31, June 30, September
     30 and December 31 of each such year, respectively.

     The maximum number of shares issuable for each Offering shall be:

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     o    From January 1, 2003 to June 30, 2003: 50,000 shares.

     o From July 1, 2003 to December 31, 2003: 50,000 shares plus unissued shares from the prior Offerings.

     o From January 1, 2004 to June 30, 2004: 50,000 shares plus unissued shares from the prior Offerings.

     o From July 1, 2004 to December 31, 2004: 50,000 shares plus unissued shares from the prior Offerings.

     o From January 1, 2005 to March 31, 2005: 25,000 shares plus unissued shares from the prior Offerings.

     o From April 1, 2005 to June 30, 2005: 25,000 shares plus unissued shares from the prior Offerings.

     o From July 1, 2005 to September 30, 2005: 25,000 shares plus unissued shares from the prior Offerings.

     o From October 1, 2005 to December 31, 2005: 25,000 shares plus unissued shares from the prior Offerings.

     o From January 1, 2006 to March 31, 2006: 25,000 shares plus unissued shares from the prior Offerings.

     o From April 1, 2006 to June 30, 2006: 25,000 shares plus unissued shares from the prior Offerings.

     o From July 1, 2006 to September 30, 2006: 25,000 shares plus unissued shares from the prior Offerings.

     o From October 1, 2006 to December 31, 2006: 25,000 shares plus unissued shares from the prior Offerings.

     4.02 Offering Dates. As used in the Plan, "Offering Commencement" means the January 1, April 1, July 1 or October 1, as the case may be, on which the particular Semi-Annual Offering or Quarterly Offering begins, as applicable, and "Offering Termination Date" means the March 31, June 30, September 30 or December 31 as the case may be, on which the particular Semi-Annual Offering or Quarterly Offering terminates. The Semi-Annual Offering and the Quarterly Offering are herein collectively referred to as an "Offering."

                                    ARTICLE V
                               PAYROLL DEDUCTIONS

     5.01 Amount of Deduction. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in

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effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during the Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

     5.02 Participant's Account. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

     5.03 Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

     5.04 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                   ARTICLE VI
                               GRANTING OF OPTION

     6.01 Number of Option Shares. On the Commencement Date of each Semi-Annual Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Semi-Annual Offering (iii) divided by the lower of (a) 85% of the fair market value of a share of Common Stock on the applicable Offering Commencement Date or (b) 85% of the fair market value of a share of Common Stock on the applicable Offering Termination Date as determined as provided in paragraphs (a) and (b) of Section 6.02 below, as applicable. An employee's base pay during the period of a Semi-Annual Offering shall be determined by multiplying, in the case of such Offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 26 or the hourly rate by 1,040 provided that, in the case of a part-time hourly employee, the employee's base pay during the period of a Semi-Annual Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering Period.

     6.02 Option Price. For the Semi-Annual Offering, the option price of each share of Common Stock purchased with payroll deductions made during such Offering for a participant therein shall be the lower of:

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          (a) 85% of the fair market value of a share of Common Stock, as determined below, on the Offering Commencement Date or, if applicable, the nearest prior trading day; or

          (b) 85% of the fair market value of a share of Common Stock on the Offering Termination Date or, if applicable, the nearest prior trading day. Fair market value shall be the closing price of the Common Stock on the New York Stock Exchange or the NASDAQ National Market or any other national exchange on which the Common Stock is traded. Provided, however, if the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as reasonably determined in good faith on such basis as shall be established or specified for the purpose by the Committee.

     6.03 Number of Option Shares during Quarterly Offering. On the Commencement Date of each Quarterly Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Quarterly Offering (iii) divided by the fair market value of a share of Common Stock on the applicable Offering Termination Date as determined as provided in Section 6.04 below. An employee's base pay during the period of a Quarterly Offering shall be determined by multiplying, in the case of such Offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 13 or the hourly rate by 520 provided that, in the case of a part-time hourly employee, the employee's base pay during the period of a Quarterly Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering period.

     6.04 Option Price for Quarterly Offering. For the Quarterly Offering period, the option price of each share of Common Stock purchased with payroll deductions during such Offering for a participant therein shall be 85% of the fair market value of a share of Common Stock on the Offering Termination Date or, if applicable, the nearest prior day.

     Fair market value shall be the closing price of the Common Stock on the New York Stock Exchange or the NASDAQ National Market or any other national exchange on which the Common Stock is traded. Provided, however, if the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as reasonably determined in good faith on such basis as shall be established or specified for the purpose by the Committee.

                                   ARTICLE VII
                               EXERCISE OF OPTION

     7.01 Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the

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accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01 or Section 6.03, as applicable), and any excess in his account at that time will be returned to him.

     7.02 Withdrawal of Account. By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may, as further provided in Article VIII, elect to withdraw all the accumulated payroll deductions in his account at such time.

     7.03 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

     7.04 Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

     7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

                                  ARTICLE VIII
                                   WITHDRAWAL

     8.01 In General. As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.

     8.02 Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.03 Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01.

     8.04 Termination of Employment Due to Death. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

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          (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

          (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

     8.05 Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant, continue to participate in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE IX
                                    INTEREST

     9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

                                    ARTICLE X
                                      STOCK

     10.01 Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04 shall be 50,000 shares in each Semi-Annual Offering during 2003 and 2004 and 25,000 shares in each Quarterly Offering during 2005 and 2006 plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 400,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in a nearly uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

     10.02 Participant's Interest in Option Stock. The participant will have no interest in stock covered by his option until such option has been exercised.

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     10.03 Registration of Stock. Stock to be delivered to a participant under the Plan will be registered only in the name of the participant.

     10.04 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

          (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                                   ARTICLE XI
                                 ADMINISTRATION

     11.01 Appointment of Committee. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors.

     11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     11.03 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.01 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be

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changed by the participant at any time by written notice to the Treasurer of the
Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

     12.02 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

     12.03 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.04 Stock Subject to Plan. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

     12.05 Adjustments Upon Changes in Capitalization.

          (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in
     Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to stockholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then

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     outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provision of this Section 12.05 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.06 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate and amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.05); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

     12.07 Effective Date. The Plan shall become effective as of April 29, 2003, subject to approval by the holders of the majority of the Common Stock present and represented at a special or Annual Meeting of Stockholders held on or before April 29, 2003. If the Plan is not so approved, the Plan shall not become effective.

     12.08 Plan Termination. Unless sooner terminated by the Board of Directors, the Plan shall terminate upon the earliest of: (a) the last business day in December 2006, (b) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (c) the date on which all purchase rights are exercised in connection with a corporate transaction, pursuant to Section 12.05(b). No further purchase rights shall be granted for or exercised, and no further payroll deductions shall be collected, under the Plan following its termination; however, any remaining administrative matters provided for herein shall be carried out.

     12.09 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     12.10 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

     12.11 Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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